SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2003

GRIC COMMUNICATIONS, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5:                                          OTHER EVENTS.

GRIC Communications, Inc., a leading provider of secure enterprise mobility solutions, today issued a press release announcing that Joo Hock Chua and Kheng Nam Lee, representatives of Vertex Management, a Singapore-based venture capital fund, have resigned from GRIC’s board of directors.   The resignations, effective August 19, 2003 for Mr. Lee and September 22, 2003 for Mr. Chua, resulted from a recent change in policy by Vertex that precludes its officers from sitting on boards of directors of companies whose shares are publicly traded.  A copy of the press release is attached hereto as an exhibit.

GRIC indicated that the two Board seats vacated by Messrs. Lee and Chua will remain vacant pending the anticipated consummation of its intended acquisition of Axcelerant, Inc., which was announced in mid-August.   Following consummation of the merger, James Goodman, a member of Axcelerant’s board, would become a member of GRIC’s board.  Simultaneously, a new independent director mutually agreed upon by GRIC and Axcelerant would be added to GRIC’s board.

ITEM 7:                                          FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                                                   Exhibits.

Exhibit No.	Description of Exhibit

99.01	Press release dated September 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIC COMMUNICATIONS, INC.

Date: September 22, 2003	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary